UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 24, 2013

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. John R. Sheehan, a member of the Board of Directors of PCTEL, Inc. (the “Company”), Chairman of the Compensation Committee and member of the Nominating and Governance Committee, informed the Company that he is resigning his position on the Board of Directors effective December 31, 2013 due to his retirement plans.

On September 24, 2013, the Board of Directors appointed Ms. Cindy Andreotti to the Board of Directors of the Company as a Class I Director whose term will expire at the 2015 annual meeting. Ms. Andreotti will serve on the Compensation Committee and the Nominating and Governance Committee. In connection with her service on the Board, Ms. Andreotti will receive a one-time grant of restricted shares equivalent to $50,000 based upon the closing price of PCTEL common stock as represented by NASDAQ as of her first date of service. In addition, Ms. Andreotti will receive a pro-rata portion of the annual cash retainer and grant of PCTEL common stock received by all directors, as well as a fee for serving on the two above-named committees and for attendance at Board and committee meetings, all as described in Item 10 of PCTEL’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 2, 2013.

Until the retirement of Mr. Sheehan on December 31, 2013, there will be eight (8) directors serving on the Company’s Board of Directors.

On September 25, 2013, with the prior approval of the Compensation Committee (the “Committee”) of the Board of Directors, the Company and David Neumann, Vice President and General Manager, RF Solutions, entered into a letter agreement providing certain severance benefits in the event of a termination of his employment without cause and apart from a change of control. A copy of the letter has been included as Exhibit 10.1 and is incorporated herein by reference.

On September 30, 2013, with the prior approval of the Committee, the Company entered into an amendment of the letter agreement dated December 11, 2008 between the Company and Varda A. Goldman, Senior Vice President and General Counsel, to extend the period of receipt of the severance benefits specified therein from six (6) months to twelve (12) months following termination of her employment without cause and apart from a change of control. A copy of the amendment has been included as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit 99.1	-	Press release dated September 24, 2013 announcing the appointment of Ms. Cindy Andreotti to the Board of Directors.

Exhibit 10.1	-	Letter Agreement dated September 24, 2013 between PCTEL, Inc. and David Neumann granting severance benefits.

Exhibit 10.2	-	Letter Agreement dated September 30, 2013 between PCTEL, Inc. and Varda A. Goldman amending severance benefits granted in a letter agreement dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCTEL, Inc.

	By:	/s/ John W. Schoen
Date: September 30, 2013		John W. Schoen, Chief Financial Officer